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                                                                     Exhibit 1.3

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made as of the 7th day of August, 1995, between Interferon Sciences, Inc. a Delaware corporation (the "Company"), Sunrise Securities Corp. (the "Underwriter"), and Bank of Montreal Trust Company (the "Escrow Agent").

                                  WITNESSETH:

         WHEREAS, the Company proposes to offer and sell a minimum of 6,500,000 and a maximum of 12,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company in an offering (the "Offering") registered pursuant to a Registration Statement (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the Underwriter has agreed to offer the Shares as the agent of the Company on a "best efforts" basis; and

         WHEREAS, the Company needs to provide for the safekeeping and investment of the proceeds of the sale of the Shares until such time as the Company accepts subscriptions for at least 6,500,000 Shares and the proceeds of the sale of such Shares are deposited with the Escrow Agent (the "Minimum Subscription") or until such time as the Offering terminates and the Escrow Agent is required to return such proceeds to the subscribers as provided for herein; and

         WHEREAS, the form of subscription agreement (the "Subscription Agreement") for the Offering provides that the purchase price of the Shares will be directly transferred to the Escrow Agent; and

         WHEREAS, the Escrow Agent is a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (a "Bank"), and has consented to act as escrow depository and to receive and hold the Subscription Agreements and the funds deposited pursuant thereto in escrow for the Company and the various subscribers;

         NOW, THEREFORE, in consideration of the mutual promises of the parties, it is hereby agreed as follows:

         SECTION 1. Delivery of Registration Statement. The Company shall deliver to the Escrow Agent a conformed copy of the Registration Statement, and any amendments thereto.

         SECTION 2. Escrow Deposit. The Company shall forward the Subscription Agreements to the Escrow Agent. The Escrow Agent shall receive and hold funds in payment for the Shares, together with any interest earned on such funds, in an escrow account designated as

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"Interferon Sciences Escrow Account" (the "Escrow Account") upon the terms and conditions stated herein.

         SECTION 3. Investment of Escrow Funds. All funds deposited pursuant to this Agreement shall be deposited by the Escrow Agent, at reasonable and convenient times after receipt, in a money market account which invests all of its assets in short-term obligations backed by the full faith and credit of the United States of America. All funds will be invested only in investments permissible under SEC Rule 15c2-4, it being understood that investment in the above-described escrow account is permissible under such rule.

         SECTION 4.  Termination of Escrow.

                 (a) At such time as the Company and Underwriter jointly notify the Escrow Agent in writing that the Company has accepted Subscription Agreements for at least the Minimum Subscription and that the other conditions for a closing of all or a portion of the Shares have been met and the Escrow Agent has received available good funds for at least the Minimum Subscription (less the purchase price for any Principal Stockholder Shares (as defined in the Registration Statement) for which the Company has accepted subscriptions, to the extent such purchase price will be paid by the purchaser of such shares with funds to be received by such purchaser from the Company in payment of indebtedness of the Company to such purchaser), the Escrow Agent shall promptly release to the Company all cleared funds then deposited pursuant to this Agreement, together with any interest earned thereon and copies of the related Subscription Agreements.

                 (b) If the Escrow Agent has previously released to the Company pursuant to Section 4(a) all funds then deposited pursuant to this Agreement, the Escrow Agent shall promptly release to the Company all additional funds deposited pursuant to this Agreement, together with any interest earned thereon and copies of the related Subscription Agreements, upon joint written notice from the Company and the Underwriter that the Company has accepted additional Subscription Agreements and that the conditions for an additional closing of a portion of the Shares have been met.

                 (c) As soon as practicable after the earlier of (i) the receipt of joint written instructions from the Company and the Underwriter to comply with the provisions of this Section 4(c) and (ii) 60 days after the date that the Registration Statement is declared effective by the SEC, this Agreement shall terminate and the Escrow Agent shall return all funds then held, without interest, to the subscribers depositing such funds, together with a copy of their Subscription Agreements marked "cancelled," and the Escrow Agent shall pay all interest to the Company.

         SECTION 5. Books and Records. During the term of this Escrow Agreement, the Escrow Agent shall keep accurate books and records of all transaction hereunder. The Company and Underwriter shall have access to such books and records at all reasonable times.




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         SECTION 6.  Compensation.  The Escrow Agent shall receive as compensation for services hereunder the sum of $2,500 plus transaction fees equal to $5.00 per check issued, and $15.00 per wire transfer, by the Escrow Agent. Any additional services requested beyond the scope and time frame of this Agreement shall be assessed in a reasonable amount commensurate with the services rendered.

         SECTION 7. Indemnification. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, and reasonable expenses, including reasonable administrative and counsel fees, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties hereunder or by reason of any litigation arising from this Escrow Agreement or involving the subject matter hereof or the funds deposited hereunder; provided, however, that such indemnity shall not extend to any such losses, claims, damages, liabilities, or expenses which are so imposed upon or incurred by the Escrow Agent by reason of its failure to perform or observe any of its obligations hereunder.

         SECTION 8. Transfer. Any party may terminate this Agreement on 30 days' prior written notice to the others provided that, prior to the effective date of termination hereof, a Bank acceptable to the Company and Underwriter has agreed to act as escrow agent under terms substantially identical hereto and the Escrow Agent has transferred to such Bank all funds, interest, Subscription Agreements, records, and other materials held by it as Escrow Agent.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the day and year first above written.

                                        INTERFERON SCIENCES, INC.

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        SUNRISE SECURITIES CORP.

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        BANK OF MONTREAL TRUST
                                            COMPANY

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________



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